UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

LAPIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-100979	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 Kinderkamack Road, Emerson, New Jersey		07630
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (201) 225-0190

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The entry into a First Amendment to the Amended and Restated Note and Warrant Purchase Agreement that was reported in the Form 8-K filed on January 7, 2013 did not reflect the intent of the parties to that agreement, has no force and effect, and is replaced in its entirety by a First Amendment to the Amended and Restated Note and Warrant Purchase Agreement entered into on January 28, 2013 (the “Amendment”).

Lapis Technologies, Inc. (the “Company”) entered into the Amendment with UTA Capital LLC, a Delaware limited liability company (“UTA”), pursuant to which the Company and UTA amended the Amended and Restated Note and Warrant Purchase Agreement, dated as of August 31, 2012, by and between the Company and UTA (the “Purchase Agreement”).

Pursuant to the Amendment (capitalized terms not otherwise defined in this Form 8-K have the meanings ascribed to such terms in the Purchase Agreement), the Company and UTA amended Section 6.2(a)(vii) of the Purchase Agreement, Section 6(c)(i) of the First Note and Section 6(c)(i) of the Second Note to provide that any net proceeds of any equity financing by the Company or any Subsidiary will be applied as follows: (x) the first $4,000,000 may be retained by the Company or applied to reduce other obligations of the Company or a Subsidiary, and (y) 75% of the excess of such net proceeds over $4,000,000 may be retained by the Company or applied to reduce other obligations of the Company or a Subsidiary and the remaining 25% shall be applied (A) first to repayment of the First Note and (B) second, to the extent any proceeds remain, to the repayment of the Second Note.

Pursuant to the Amendment, the Company and UTA agreed that the First Warrant issued by the Company to UTA upon the Initial Closing shall be convertible into 952,227 shares of Common Stock in accordance with its terms as modified by a November 6 letter agreement. The Company and UTA also agreed upon the application of the Company’s December 17, 2012 prepayment of $2.5 million owed to UTA, and UTA confirmed its early release of the Target Company Pledge.

Concurrent with the execution of the Amendment, UTA executed a waiver with respect to its registration rights under Sections 11.1 and 11.2 of the Purchase Agreement and to the Company’s governance covenants under Section 6.2(b)(i) of the Purchase Agreement in respect of the Company’s proposed offering of its common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission on December 14, 2012 under the Securities Act of 1933, as amended.

In consideration for the revised debt repayment schedule, early release of the Target Company Pledge and the registration rights and governance waivers set forth in the Amendment, the Company agreed to pay UTA $480,000 on or before the first to occur of (x) 30 days after the closing of the Company’s next public offering of its shares, or (y) September 16, 2013, in either (i) cash or (i) shares of Common Stock as more fully described in the Amendment.

All other terms of the Purchase Agreement remain in full force and effect. The foregoing summary of the Amendment, including the waivers, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Amended and Restated Note and Warrant Purchase Agreement dated as of January 28, 2013 by and between Lapis Technologies, Inc. and UTA Capital LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPIS TECHNOLOGIES, INC.

Dated: February 1, 2013	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	First Amendment to the Amended and Restated Note and Warrant Purchase Agreement dated as of January 28, 2013 by and between Lapis Technologies, Inc. and UTA Capital LLC.